Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

of

CONTRAFECT CORPORATION

(the “Corporation”)

ARTICLE I

Offices

Section 1. Registered Office. The address of the registered office of the Corporation in the State of Delaware is located in the County of New Castle, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808, and its registered agent is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meeting. The annual meeting of stockholders, for the purpose of electing the Board and for the transaction of any other business relating to the affairs of the Corporation which may come before the meeting, shall be held annually on such date and at such time as shall be designated by the Board or, in the absence of action by the Board, by the President of the Corporation (the “President”) or the Chief Executive Officer of the Corporation (the “Chief Executive Officer”).

Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the Board, the Chairman of the Board, the President or the Chief Executive Officer or, in the absence or disability of the President or Chief Executive Officer, by a Vice President of the Corporation. Upon the written request of not less than one-tenth (1/10) of the voting power of all shares entitled to vote at the meeting, the President or Chief Executive Officer shall call a special stockholders’ meeting for the purposes specified in such request and cause notice thereof to be given. If the President or Chief Executive Officer shall not, within fifteen days after the receipt of such request, so call such meeting, such stockholders may call the same.

Section 3. Notice of Meeting. Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the Delaware General Corporation Law (the “DGCL”) or the Corporation’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”). Any such notice shall be addressed to such stockholder at his or her last known address as the same appears in the records of the Corporation. Any such notice may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one-hundred twenty (120) days after the date fixed for the original meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Place of Meetings. Each annual or special meeting of stockholders shall be held at such place within or without the State of Delaware as the Board or, in the absence of action by the Board, the President or Chief Executive Officer may designate.

Section 5. Quorum. Unless the Certificate of Incorporation or the DGCL provide otherwise, holders of a majority of the voting power of the outstanding shares of stock entitled to vote, present in person (including by remote communication) or represented by proxy, constitute a quorum with respect to such matter. Where a separate vote by a class or classes or series is required, unless the Certificate of Incorporation or the DGCL provides otherwise, holders of a majority of the voting power of the outstanding shares of such class or classes or series, present in person (including by remote communication) or represented by proxy constitute a quorum with respect to such matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

Section 6. Voting. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these Bylaws, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a stockholders’ meeting.

When a quorum is present at any duly held meeting of stockholders, except where otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, in all matters, including the election of Directors, the affirmative vote by holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

Every stockholder entitled to vote may do so in person, by remote communication or by proxy.

Section 7. Organization. The Chairman of the Board or, in his or her absence, such person as the Board may have designated or, in his or her absence, the President or Chief Executive Officer or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation (the “Secretary”), the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as he or she deems to be appropriate.

Section 8. Action Without Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (1) signed and dated by the holders of outstanding stock, or by their duly authorized attorneys, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (2) delivered to the Corporation to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded within sixty (60) days of the earliest date on which a consent delivered to the Corporation as required above was signed. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall be filed in the corporate minute book and shall have the same effect as a unanimous vote at a stockholders’ meeting.

ARTICLE III

Directors

Section 1. General Powers. The business, property and affairs of the Corporation shall be managed by the Board, which may exercise all the powers of the Corporation except such as are by the DGCL, the Certificate of Incorporation, these Bylaws or a written agreement among the stockholders (a “Stockholders’ Agreement”) expressly conferred on or reserved to the stockholders.

Section 2. Number, Election, Tenure and Qualification. Except as otherwise specified in the Certificate of Incorporation or a Stockholders’ Agreement, the number of Directors which shall constitute the whole Board shall be up to eleven (11) members, who shall be determined by resolution of the Board or by the stockholders at the annual meeting or at any special meeting of stockholders. The Directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 5 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified, unless sooner displaced. Directors need not be stockholders.

Section 3. Resignation of Directors. If no time is specified, the resignation of a Director shall be effective immediately upon its receipt by the Corporation at its principal place of business or by the President, Chief Executive Officer or Secretary, or at such later time as may be specified in the resignation. In the case of a resignation to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt, but the new Director may not take office until the resignation is effective.

Section 4. Removal of Directors. Subject to any contrary provisions in the Certificate of Incorporation or a Stockholders’ Agreement, at any special meeting of stockholders called for that purpose any Director may be removed from office with or without cause at any time, regardless of the term for which he or she had been elected, by the affirmative vote of the holders of a majority of the voting power of all shares then having the right to vote for the election of Directors.

Section 5. Vacancies. Subject to any contrary provisions in the Certificate of Incorporation or a Stockholders’ Agreement, in case of any vacancy in the Board by reason of death, resignation, removal or failure of the stockholders to elect as many Directors as the number of directorships fixed by them, or otherwise, the remaining Directors, though less than a quorum, by the concurring vote of a majority of such remaining Directors may elect a successor to hold office until his or her successor has been elected.

Section 6. Regular and Special Meetings. Regular meetings of the Board may be held at such time and places within or without the State of Delaware as the Board may determine.

Special meetings of the Board may be called by the President or Chief Executive Officer, and shall be called upon the written request of any Director. Each special meeting shall be held at such time and place within or without the State of Delaware as shall be designated in the notice thereof.

Section 7. Notice of Meetings. Regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting. Notice of the date, time, place and purpose of each special meeting of the Board shall be given to each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or orally, by telegraph, telex, cable, telecopy or other electronic transmission given not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any such special meeting.

Section 8. Quorum. A majority of the Directors then elected shall constitute a quorum for the transaction of business. If, and for as long as, the Certificate of Incorporation provides the holders of the Corporation’s Preferred Stock with the right, exclusively and as a separate class, to elect one Director (the “Preferred Stock Director”), then at all times when the Preferred Stock Director shall be serving as a Director of the Corporation, a quorum for the transaction of business shall only exist if the Preferred Stock Director is included among the Directors present at such meeting. Notwithstanding the foregoing, when a meeting of the Board is called but there is no quorum at such meeting because the Preferred Stock Director is not present, then, in each such case, the Preferred Stock Director’s presence shall not be required for a quorum at the meeting of the Board next succeeding the meeting at which the Preferred Stock Director was absent. The affirmative vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by the DGCL. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum shall be present.

Section 9. Action Without Meeting. Any action required or permitted by the DGCL to be taken by the Board or any committee thereof may be taken without a meeting if each Director or member of such committee consents thereto in writing or by electronic transmission. The Secretary shall file such consent or consents with the minutes of the meetings of the Board.

Section 10. Participation in Meetings By Conference Telephone. Members of the Board, or any committee thereof, may participate in a meeting of the Board or committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 11. Conduct of Business. At any meeting of the Board or any committee thereof, business shall be transacted in such order and manner as the Board or such committee may from time to time determine.

Section 12. Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board.

Section 13. Committees of the Board. Subject to any contrary provisions in a Stockholders’ Agreement, the Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by the DGCL, any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize any seal of the Corporation to be affixed to all papers which may require it. Subject to any contrary provisions in a Stockholders’ Agreement, in the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member. Adequate provision shall be made for notice to committee members of all meetings; a majority of the committee members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

ARTICLE IV

Officers. Agents and Attorneys

Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer and Secretary, both of whom shall be elected by the Board, The Board may also elect or may authorize the appointment of such additional officers, including but not limited to a Chairman of the Board, a President, a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as in its judgment may be necessary or advisable. Any two or more offices may be held by the same person. The election or appointment of an officer for a given term shall not of itself create contract rights. Each officer elected or appointed by the Board shall hold office until his or her successor is elected or appointed and qualified, or until he or she dies, resigns, is removed or becomes disqualified, unless a shorter term is specified in the vote electing or appointing said officer.

Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties as provided by these Bylaws and as the stockholders or the Board may from time to time confer and designate.

Section 3. Resignation of Officers. If no time is specified, the resignation of an officer shall be effective immediately upon its receipt by the Corporation at its principal place of business, or at such later time as may be specified in the resignation. In the case of a resignation to take effect at a date later than the receipt thereof by the Corporation, appropriate action to elect a successor to take office when the resignation becomes effective may be taken at any time after such receipt, but the successor may not take office until the resignation is effective.

Section 4. Removal of Officers. Officers may be removed from office, with or without cause at any time, by the affirmative vote of the Board, but without prejudice to their contract rights, if any.

Section 5. Vacancies. All vacancies among the officers from whatsoever cause may be filled by the Board.

Section 6. Agents and Attorneys. The Board may appoint such agents and attorneys with such powers and to perform such acts and duties on behalf of the Corporation as the Board may determine.

ARTICLE V

Shares and Stockholders

Section 1. Certificates. Every stockholder shall be entitled to a certificate or certificates certifying the number and class of shares owned by him in the Corporation. Each such certificate may be under seal, or facsimile seal, of the Corporation and shall be signed, which signature may be by facsimile, in accordance with the DGCL.

Section 2. Transfers. Except as otherwise provided by law, the Certificate of Incorporation or in a Stockholders’ Agreement, shares shall be transferable on the records of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized, upon the surrender and cancellation of a certificate or certificates for a like number of shares of the same class with such proof of the authenticity of the signature of such holder or of such attorney and such proof of the authority of such attorney as the Corporation or its transfer agent, transfer clerk or registrar may reasonably require.

Section 3. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares as the owner and holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as and to the extent otherwise provided by the DGCL.

Section 4. Record Date. The Board by resolution may fix a date as the record date for the purpose of determining the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or for any other purpose, such date in any case to be not less than ten (10) nor more than sixty (60) days before the meeting or action requiring a determination of stockholders. If no record date is so fixed, the date on which notice of a meeting is mailed shall be the record date for the determination of stockholders entitled to notice of and to vote at such meeting and the date on which the resolution of the Board declaring such dividend or other distribution is adopted shall be the record date for the determination of stockholders entitled to receive payment of such dividend or other distribution. Stockholders actually of record at a record date shall be the only stockholders entitled to receive notice of or to vote at the meeting, or receive the dividend or other distribution, or otherwise participate in respect of the event or transaction, to which such date relates, except as otherwise provided by law. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5. Lost Certificates. If a share certificate is lost or destroyed, another may be issued in its stead upon proof of such loss or destruction, upon the giving of a bond of indemnity satisfactory to the Corporation, unless these requirements are dispensed with by the Corporation, and upon compliance with such other conditions as the Corporation may reasonably require.

ARTICLE VI

Liability and Indemnification

Section 1. Liability. To the fullest extent permitted by law, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the DGCL or any such other law of the State of Delaware as so amended. No amendment to or repeal of this Article shall adversely affect any right or protection of a Director existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such amendment or repeal.

Section 2. Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnity and advance expenses to (a) its Directors and officers and (b) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor); provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall not indemnity any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person unless such proceeding (or part thereof) was authorized by the Board. The Corporation, by action of the Board, may provide advance expenses to such persons only on such terms and conditions and to the extent determined by the Board in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. Insurance. The Board may authorize, by a vote of the majority of the full Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnity him or her against such liability under the provisions of this Article.

ARTICLE VII

Transactions with Interested Parties

No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because the votes of such Director or officer are counted for such purpose, if:

(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE VIII

Miscellaneous

Section 1. Fiscal Year. Except as otherwise determined by the Board from time to time, the fiscal year of the Corporation shall begin on January first and shall end on the last day of December in each year.

Section 2. Waiver of Notice. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required or permitted to be given to any person by the DGCL, the Certificate of Incorporation, these Bylaws or a resolution of stockholders or Directors, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary shall cause any such waiver to be filed with or entered upon the records of the Corporation or, in the case of a waiver of notice of a meeting, the records of the meeting. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such person of notice of such.

ARTICLE IX

Amendments

The Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by the DGCL, any Stockholders’ Agreement or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.